EXHIBIT 99.1

REVA Symposium at EuroPCR 2016

San Diego, California and Sydney, Australia (Thursday, 19 May 2016, AEST) – Today at the Paris Course on Revascularization (“EuroPCR”), REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) sponsored a symposium entitled, Advancing BRS through Innovative Biomaterials, where information about the performance and key advantages of the Company’s proprietary polymer technology was presented. Updated results from REVA’s FANTOM clinical trials were also presented at the symposium.

Dr. Gregg Stone from the Columbia University Medical Center and the Cardiovascular Research Foundation presented detailed information about the Company’s desaminotyrosine-based polymer, which is the material used to make its Fantom bioresorbable scaffold. This unique polymer has been co-developed and patented in conjunction with Rutgers, The State University of New Jersey, and enables important performance features of the scaffold. These include complete visibility under x-ray, thin struts that enhance deliverability and allow for rapid healing, and ease of use features such as simple single-step inflation and broad expansion characteristics.

Dr. Norbert Frey, a FANTOM II trial investigator from the University of Kiel in Germany, recapped the six-month clinical results from the FANTOM II trial, which were released by the Company yesterday. Additionally, Dr. Frey announced follow-on data from the FANTOM I pilot clinical trial, which enrolled seven patients at two clinical sites in Brazil and Poland. The positive results previously reported for FANTOM I at six-months continue, with no reported Major Adverse Cardiac Events (“MACE”) through the 12-month time point. Dr. Lukasz Koltowski, a FANTOM I and II investigator from the Medical University of Warsaw in Poland, completed the symposium with a presentation of select case examples of patients treated with Fantom.

The polymer and clinical results presentation materials delivered at the symposium are attached hereto and available in the Investor Relations section of REVA’s website at www.revamedical.com.

About REVA

REVA is a clinical stage medical device company located in San Diego, California, USA, that is working to commercialize its proprietary bioresorbable stents, which are called “scaffolds.” The Company’s scaffolds have been developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The

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HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. – ASX AnnouncementPage 2

Company’s initial product, the Fantom® scaffold, has been designed to offer an ideal balance of thinness and strength and distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations. REVA will require successful clinical trial results and regulatory approval before it can commercialize Fantom or any other product.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain regulatory approvals, timely and successfully complete our clinical trials, protect our intellectual property position, commercialize our products if and when approved, develop and commercialize new products, recruit and retain our key personnel, and estimates regarding our capital requirements and financial performance. You should not place undue reliance on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on March 10, 2016, and as may be updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Communications	+61 438 217 279	+61 3 9866 4722
+1 858-966-3045	Andrew Cohen
+61 408 333 452

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HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability